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                                 Exhibit 11.1
             Statement Regarding Calculation of Earnings Per Share

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                                                      Basic            Diluted
                                                   EPS number       EPS number          Net     Basic    Diluted
                                                    of shares        of shares       Income       EPS        EPS
                                               ----------------------------------------------------------------
Twelve Months ended December 31, 1998               8,642,113      9,135,249    $ 2,945,611  $   0.34  $    0.32
Twelve Months ended December 31, 1999               8,953,717      9,596,490    $ 3,706,292  $   0.41  $    0.39
Twelve Months ended December 31, 2000               8,990,605      9,684,752    $ 5,201,446  $   0.58  $    0.54

Twelve Months ended December 31, 1998                   Basic                       Diluted
                                                        -----                       -------
Average Shares Outstanding                          8,642,113                     8,642,113
Options - Plan 1                                                     130,197
Average Option Price                                             $      2.00
Total Exercise Cost                                              $   260,394
Shares Repurchased                                                    28,141
Net Shares from Option - Plan 1                                                     102,056
Options - Plan 2                                                     220,563
Average Option Price                                             $      2.54
Total Exercise Cost                                              $   560,230
Shares Repurchased                                                    60,544
Net Shares from Option - Plan 2                                                     160,019
Options - Plan 3                                                     543,669
Average Option Price                                             $      5.34
Total Exercise Cost                                              $ 2,903,192
Shares Repurchased                                                   313,746
Net Shares from Option - Plan 3                                                     229,923
Option - CGB Qualified                                               112,724
Average Option Price                                             $      9.16
Total Exercise Cost                                              $ 1,032,552
Shares Repurchased                                                   111,587
Net Shares from Option -CGB Qualified                                                 1,137
                                               --------------                   -----------
Gross Shares                                        8,642,113                     9,135,249
Price                                                            $      9.25
Average Shares Outstanding                          8,953,717                     8,953,717
Options - Plan 1                                                       34,477
Average Option Price                                             $       2.30
Total Exercise Cost                                              $     79,297
Shares Repurchased                                                      5,526
Net Shares from Option - Plan 1                                                      28,951
Options - Plan 2                                                      217,521
Average Option Price                                             $       2.55
Total Exercise Cost                                              $    554,679
Shares Repurchased                                                     38,654
Net Shares from Option - Plan 2                                                     178,867
Options - Plan 3                                                      553,240
Average Option Price                                             $       5.63
Total Exercise Cost                                              $  3,114,741
Shares Repurchased                                                    217,055
Net Shares from Option - Plan 3                                                     336,185
Option - EFA Non-qualified                                             83,959
Average Option Price                                             $      10.06
Total Exercise Cost                                              $    844,628
Shares Repurchased                                                     58,859
Net Shares from Option - EFA Non-qualified                                           25,100
Options - CGB Qualified                                               171,301
Average Option Price                                             $       9.99
Total Exercise Cost                                              $  1,711,297
Shares Repurchased                                                    119,254
Net Shares from Option - CGB-qualified                                               52,047
Options - CGB Non-qualified                                            83,187
Average Option Price                                             $      10.62
Total Exercise Cost                                              $    883,446
Shares Repurchased                                                     61,564
Net Shares From Option - CGB Non-qualified                                           21,623
                                               --------------                   -----------
Gross Shares                                        8,953,717                     9,596,490
Price                                                            $      14.35
Average Shares Outstanding                          8,990,605                     8,990,605
Options - Plan 1                                                       18,934
Average Option Price                                             $       2.33
Total Exercise Cost                                              $     44,116
Shares Repurchased                                                      2,650
Net Shares from Option - Plan 1                                                      16,284
Options - Plan 2                                                      202,861
Average Option Price                                             $       2.56
Total Exercise Cost                                              $    519,324
Shares Repurchased                                                     31,191
Net Shares from Option - Plan 2                                                     171,670
Options - Plan 3                                                      553,528
Average Option Price                                             $       6.11
Total Exercise Cost                                              $  3,382,056
Shares Repurchased                                                    203,126
Net Shares from Option - Plan 3                                                     350,402
Options - Plan 4                                                       53,631
Average Option Price                                             $      15.02
Total Exercise Cost                                              $    805,538
Shares Repurchased                                                     48,381
Net Shares from Option - Plan 4                                                       5,250
Options - EFA Non-qualified                                            84,754
Average Option Price                                             $      10.13
Total Exercise Cost                                              $    858,558
Shares Repurchased                                                     51,565
Net Shares from Option - EFA Non-qualified                                           33,189
Options - CGB Qualified                                               160,652
Average Option Price                                             $      10.00
Total Exercise Cost                                              $  1,606,520
Shares Repurchased                                                     96,488
Net Shares from Option - CGB-qualified                                               64,164
Options - CGB Non-qualified                                            82,714
Average Option Price                                             $      10.62
Total Exercise Cost                                              $    878,423
Shares Repurchased                                                     52,758
Net Shares From Option - CGB Non-qualified                                           29,956
Stock Appreciation Rights                                              87,911
Average SAR price                                                $      12.25
Total Exercise Cost                                              $  1,076,910
Shares Repurchased                                                     64,679
Net Shares from SARS                                                                 23,232
                                               -----------------               ------------
Gross Shares                                           8,990,605                  9,684,752
Price                                                            $      16.65
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